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                             Verizon New Jersey Inc.

                                                                      EXHIBIT 12

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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
                                                            Six Months Ended
(Dollars in Millions)                                        June 30, 2002
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
Income before provision for income taxes and
  extraordinary item                                                  $525.6
Interest expense                                                        65.1
Portion of rent expense representing interest                           23.8
Amortization of capitalized interest                                     3.0
                                                            -----------------

Earnings, as adjusted                                                 $617.5
                                                            =================

Fixed charges:
Interest expense                                                      $ 65.1
Portion of rent expense representing interest                           23.8
Capitalized interest                                                     3.3
                                                            -----------------

Fixed Charges                                                         $ 92.2
                                                            =================

Ratio of Earnings to Fixed Charges                                      6.70
                                                            =================
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